Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 17, 1997, relating to the financial statements and financial highlights of Vista Select Balanced Fund, Vista Select Bond Fund, Vista Select New Growth Opportunities Fund, Vista Select Equity Income Fund, Vista Select Intermediate Bond Fund, Vista Select International Equity Fund, Vista Select Large Cap Growth Fund, Vista Select Large Cap Equity Fund, Vista Select Short Term Bond Fund and Vista Select Small Cap Value Fund appearing in the October 31, 1997 Annual Reports to Shareholders of Mutual Fund Select Group, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
February 24, 1998